POWER OF ATTORNEY

I, John Slater, do hereby appoint each of Cody Wilbanks, Tara D. Mackey and Samuel Jones, as my true and lawful attorneys-in-fact (each an "Attorney-in-Fact" and, collectively, the "Attorneys-in-Fact"), each, individually or jointly, with full power of substitution and resubstitution, to have full power and authority to act in my name, place and stead and on my behalf to:

1)	execute and deliver for and on behalf of me, in my capacity as one or more of an officer, director, or significant stockholder of SuperMedia Inc. (the
"Company"), reports, schedules, or other filings with respect to the reporting of ownership of or transactions in securities of the Company required to be made under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended (the "Securities Act"), and the rules thereunder, including without limitation, Schedules 13D and 13G, Forms 3, 4 and
5 and Form 144 and any amendments, corrections, supplements or other changes thereto;

2)	do and perform any and all acts for and on behalf of me that such
Attorney-in-Fact (in his or her sole discretion) determines may be necessary or desirable to complete and execute any such reports, schedules or other filings and timely file same with the United States Securities and Exchange Commission and any stock exchange or other authority; and

3)	take any other action of any type whatsoever in connection with the foregoing which, in the sole opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by me, it being understood that the documents executed by such Attorney-in-Fact on behalf of me pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in his or her sole discretion.

I hereby ratify and confirm all that the Attorneys-in-Fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. I acknowledge that the Attorneys-in-Fact, in serving in such capacity at my request, are not assuming, nor is the Company assuming, (i) any of my responsibilities to comply with the requirements of the Exchange Act or the Securities Act or any liability for my failure to comply with such requirements, or (ii) any obligation or liability I incur for profit disgorgement under Section 16(b) of the Exchange Act. I further acknowledge that this Power of Attorney does not relieve me from responsibility for compliance with my obligations under the Exchange Act or the Securities Act.

This Power of Attorney shall remain in full force and effect until I am no longer subject to Sections 13 and 16 of the Exchange Act and Rule 144 of the Securities Act with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the Attorneys-in-Fact. This Power of Attorney does not revoke any prior powers of attorney executed by me. This Power of Attorney shall not be revoked by any subsequent powers of attorney executed by me.

This Power of Attorney recites the text provided in Section 5-1513 of the General Obligations Law of the State of New York in the form attached hereto as Annex 1 (the "Cautionary Language"). For the avoidance of doubt, I understand and agree, and affirm that it is my intent, that if any provision contained in the Cautionary Language shall be inconsistent with any provision contained in this Power of Attorney, the provision contained in this Power of Attorney shall prevail to the fullest extent permitted by law. Nothing in this Power of Attorney shall be construed as an admission or acknowledgement by me that this Power of Attorney is subject to the requirements of Section 5-1501B of the General Obligations Law of the State of New York.

IN WITNESS WHEREOF, I have executed this Power of Attorney as of January 20,
2010.

                                               Signature: /s/ John Slater
                                               Name:        John Slater

STATE OF NEW YORK
COUNTY OF NEW YORK

BEFORE ME, the undersigned Notary Public in and for the State of New York, on this day personally appeared John Slater, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 20 of January, 2010.

                                              /s/ Marsha Rojas
                                              Notary Public in and for
                                              the State of New York
                                              My Commissions Expires:  10/1/13


          ACKNOWLEDGMENT OF APPOINTMENT OF ATTORNEYS-IN-FACT

                                               Signature:  /s/ Cody Wilbanks
                                               Name:  Cody Wilbanks
                                               Title:  Attorney-in-Fact

STATE OF TEXAS
COUNTY OF TARRANT

BEFORE ME, the undersigned Notary Public in and for the State of Texas, on this day personally appeared Cody Wilbanks, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 21st day of January, 2010.

/s/ Belinda K. Belew
Notary Public in and for
the State of Texas
My Commissions Expires:  March 21, 2013

                                               Signature:  /s/ Tara D. Mackey
                                               Name:  Tara D. Mackey
                                               Title:  Attorney-in-fact

STATE OF TEXAS
COUNTY OF TARRANT

BEFORE ME, the undersigned Notary Public in and for the State of Texas, on this day personally appeared Tara D. Mackey, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that she executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 21st day of January, 2010.

/s/ Belinda K. Belew
Notary Public in and for
the State of Texas
My Commissions Expires:  March 21, 2013

                                               Signature:  /s/ Samuel Jones
                                               Name:  Samuel Jones
                                               Title:  Attorney-in-fact

STATE OF TEXAS
COUNTY OF TARRANT

BEFORE ME, the undersigned Notary Public in and for the State of Texas, on this day personally appeared Samuel Jones, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 21st day of January, 2010.

/s/ Belinda K. Belew
Notary Public in and for
the State of Texas
My Commissions Expires:  March 21, 2013

                                                                 ANNEX 1
                           CAUTIONARY LANGUAGE

CAUTION TO THE PRINCIPAL:

Your Power of Attorney is an important document. As the "principal," you give the person whom you choose (your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority. When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important Information for the Agent" at the end of this document describes your agent's responsibilities. Your agent can act on your behalf only after signing the Power of Attorney before a notary public. You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located. You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind. If you are no longer of sound mind, a court can remove an agent for acting improperly. Your agent cannot make health care decisions for you. You may execute a "Health Care Proxy" to do this. The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title
15. This law is available at a law library, or online through the New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us. If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you." (N.Y. Gen. Oblig. Law section 5-1513(a))

IMPORTANT INFORMATION FOR THE AGENT:

When you accept the authority granted under this Power of Attorney, a special legal relationship is created between you and the principal. This relationship imposes on you legal responsibilities that continue until you resign or the Power of Attorney is terminated or revoked.
You must:

(1)	act according to any instructions from the principal, or, where there are no instructions, in the principal's best interest;

(2)	avoid conflicts that would impair your ability to act in the principal's best interest;

(3)	keep the principal's property separate and distinct from any assets you own or control, unless otherwise permitted by law;

(4)	keep a record or all receipts, payments, and transactions conducted for the principal; and

(5)	disclose your identity as an agent whenever you act for the principal by writing or printing the principal's name and signing your own name as "agent" in either of the following manner: (Principal's Name) by (Your Signature) as Agent, or (your signature) as Agent for (Principal's Name).

You may not use the principal's assets to benefit yourself or give major gifts to yourself or anyone else unless the principal has specifically granted you that authority in this Power of Attorney or in a Statutory Major Gifts Rider attached to this Power of Attorney. If you have that authority, you must act according to any instructions of the principal or, where there are no such instructions, in the principal's best interest. You may resign by giving written notice to the principal and to any co-agent, successor agent, monitor if one has been named in this document, or the principal's guardian if one has been appointed. If there is anything about this document or your responsibilities that you do not understand, you should seek legal advice.

Liability of agent:

The meaning of the authority given to you is defined in New York's General Obligations Law, Article 5, Title 15. If it is found that you have violated the law or acted outside the authority granted to you in the Power of Attorney, you may be liable under the law for your violation. (N.Y. Gen. Oblig. Law section 5-1513(n))